EXHIBIT 21.1

          SUBSIDIARIES                       STATE OF ORGANIZATION

          TruVision Wireless, Inc.                   Delaware
          TruVision Wireless - Chattanooga, Inc.     Delaware
          TruVision Wireless - Flippin, Inc.         Delaware
          TruVision Wireless - Gadsden, Inc.         Delaware
          TruVision Wireless - Memphis, Inc.         Delaware
          TruVision Wireless - Jacksonville, Inc.    Delaware
          TruVision Wireless - Lawrenceburg, Inc.    Delaware
          Wireless One, Inc.                         Delaware
          Wireless One Operating Company, L.L.C.     Texas
          Wireless One Operating Company, Inc.       Delaware
          Wireless One of Baton Rouge, Inc.          Delaware
          Wireless One of Bunkie, Inc.               Delaware
          Wireless One of Houma, Inc.                Delaware
          Wireless One of Husser, Inc.               Delaware
          Wireless One of Lafayette, Inc.            Delaware
          Wireless One of Lake Charles, Inc.         Delaware
          Wireless One of Monroe, Inc.               Delaware
          Wireless One of Baldwin County, Inc.       Delaware
          Wireless One of Bucks, Inc.                Delaware
          Wireless One of Muscle Shoals, Inc.        Delaware
          Wireless One of Brenham, Inc.              Delaware
          Wireless One of Bryan, Tx., Inc.           Delaware
          Wireless One of Milano, Inc.               Delaware
          Wireless One of Wharton, Inc.              Delaware
          Gulf Coast Wireless, Inc.                  Texas
          Wireless One of Fort Walton, Inc.          Delaware
          Wireless One of Gainesville, Inc.          Delaware
          Wireless One of Ocala, Inc.                Delaware
          Wireless One of Panama City, Inc.          Delaware
          Pan Wireless Communication, Inc.           Delaware
          Wireless One of Pensacola, Inc.            Delaware
          Wireless One of Chattanooga, Inc.          Delaware
          Wireless One of Tullahoma, Inc.            Delaware
          Wireless One of Jeffersonville, Inc.       Delaware
          Wireless One PCS, Inc.                     Delaware
          Wireless One of Alexandria, Inc.           Delaware
          Wireless One of Dothan, Inc.               Delaware
          Wireless One of Albany, Inc.               Delaware
          Wireless One of Freeport, Inc.             Delaware
          Wireless One of Huntsville, Inc.           Delaware
          Bartel, Inc.                               Alabama
          Shoals Wireless, Inc.                      Tennessee